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                                                                    Exhibit 10.5

                               SERVICES AGREEMENT

     This Services Agreement (the "Agreement") is made as of the __ day of March, 1998 by and between BioChem Pharma Inc., a Canadian corporation ("BioChem"), and CliniChem Development Inc., a Canadian corporation ("CliniChem").

                                    RECITALS

     A. CliniChem has been formed for the purpose of (i) conducting research and development of potential human therapeutic products primarily for the treatment of cancer and HIV infection and vaccine products for the prevention of certain infectious diseases, including products using BioChem Technology (as defined below), and (ii) commercializing such products, most likely through BioChem.

     B. BioChem is engaged in the research, development and marketing of therapeutic products and the research, development, manufacturing and marketing of vaccine and diagnostic products for a wide range of infectious and other diseases.

     C. CliniChem desires that BioChem provide certain services to CliniChem, and BioChem desires to provide such services, on the terms and conditions set forth herein.

     NOW, THEREFORE, the parties agree as follows:

1.   DEFINITIONS.

     For the purposes of this Agreement, the following terms shall have the meanings set forth below:

     1.1 "Affiliate" shall mean a corporation or any other entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the designated party. "Control" shall mean ownership of shares to which are attached more than fifty percent (50%) of the votes that may be cast for the election of directors in the case of a corporation, and at least fifty percent (50%) of the interests in profits in the case of a business entity other than a corporation. BioChem and CliniChem shall not be considered Affiliates of each other.

     1.2 "BioChem Technology" shall mean those Proprietary Rights licensed and/or sublicensed by BioChem and/or a BioChem Affiliate to CliniChem pursuant to the Technology License Agreement.

     1.3 "Confidential Information" shall mean all information received by one party with respect to the research, intellectual property or business of the other and it shall include, without limiting the generality of the foregoing, the BioChem Technology, all documents, data and other
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technical information, such as know-how, formulae, processes, models, manufacturing techniques, research projects, information management systems and software as well as information relating to the management and financial affairs of such party, such as figures relating to profits, markets, sales, business, marketing and development plans, client lists, supplier lists and information of a similar nature.

     1.4 "Distribution Agreement" shall mean the Distribution Agreement dated as of the date hereof by and between BioChem and CliniChem.

     1.5 "Product Option Agreement" shall mean the Product Option Agreement dated as of the date hereof by and between BioChem, Tanaud International B.V., Tanaud Ireland Inc. and CliniChem, as amended from time to time.

     1.6 "Purchase Option" shall mean the option contained in the Articles of Incorporation of CliniChem, as from time to time amended or restated pursuant to which BioChem (as the holder of the majority of the outstanding Class B Common Shares in the share capital of CliniChem) has the right to acquire all (but not less than all) of the outstanding callable Class A Common Shares in the share capital of CliniChem.

     1.7 "Research and Development Agreement" shall mean the Research and Development Agreement dated as of the date hereof by and between BioChem and CliniChem, as amended from time to time.

     1.8 "Technology License Agreement" shall mean the Technology License Agreement dated as of the date hereof by and between BioChem, certain BioChem Affiliates and CliniChem, as amended from time to time.

2.   SERVICES.

     Upon request by CliniChem, BioChem shall provide CliniChem any of the following administrative services: accounting, shareholder relations, cash management and similar management and administrative services, as mutually agreed. Such services will be provided at reasonable times and upon reasonable notice, as mutually agreed.

3.   COMPENSATION.

     In consideration of the services provided by BioChem pursuant to the terms of this agreement, CliniChem shall pay BioChem four hundred thousand dollars ($400,000) per year, payable in equal quarterly installments, retroactively to January 1, 1998. The first such payment, covering the first and second quarters of 1998, shall be due thirty (30) days following execution of this Agreement and payments thereafter shall be due on the first day of each calendar quarter.

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4.   CONFIDENTIALITY.

     4.1 CONFIDENTIALITY. During the term of this Agreement and for a period of ten (10) years following its termination, each party shall maintain in confidence all Confidential Information of the other; provided, however, that nothing contained herein shall prevent either party from disclosing any Confidential Information to the extent that such Confidential Information (a) is required to be disclosed in connection with conducting the CliniChem Programs, securing necessary governmental authorization for the marketing of CliniChem Products, or directly or indirectly making, using or selling CliniChem Products, as permitted or provided for in the agreements between the parties,
(b) is required to be disclosed by law for the purpose of complying with governmental regulations, (c) is disclosed to sublicensees, distributors or marketing partners or potential sublicensees, distributors or marketing partners permitted under the agreements between the parties in connection with the proposed or actual research, development, manufacturing or marketing of CliniChem Products, subject to similar obligations of confidentiality on the part of such third parties as required by the agreements between the parties,
(d) is lawfully disclosed to the recipient by a third party having the right to disclose such information to the recipient, or (e) either before or after the time of disclosure to the recipient, becomes known to the public other than by an unauthorized act or omission of the recipient or any of the recipient's employees or agents; provided that, any permitted disclosure of BioChem Confidential Information to third parties shall be made subject to similar obligations of confidentiality on the part of such third parties. The obligations of each of the parties pursuant to this Section 4.1 shall survive the termination of this Agreement for any reason. Any breach of this Section
4.1 may result in irreparable harm, and in the event of a breach, the aggrieved party shall be entitled to seek injunctive relief (without the need to post a bond) in addition to any other remedies available at law or in equity.

5.   TERM AND TERMINATION.

     5.1 The term of this Agreement shall commence on the date hereof and shall continue thereafter until the later of (i) the exercise of the Purchase Option or (ii) six (6) months following expiration of the Purchase Option

     5.2 CliniChem may, in its discretion, terminate this Agreement at any time upon sixty (60) days written notice to BioChem.

     5.3 Either party may, in its discretion, terminate this Agreement by written notice to the other party in the event that the other party (a) breaches any material obligations hereunder or under the Technology License Agreement, the Research and Development Agreement or the Product Option Agreement which breach continues for a period of sixty (60) days after written notice thereof or
(b) enters into any proceeding, whether voluntary or involuntary, in bankruptcy, reorganization or arrangement for the appointment of a receiver or trustee to take possession of such party's assets or any other proceeding under any law for the relief of creditors, or makes an assignment for the benefit of its creditors.

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6.   INDEMNIFICATION BY CLINICHEM.

     6.1 CliniChem shall indemnify, defend and hold BioChem and its Affiliates, and each of their officers, directors, employees and agents, harmless from and against any and all losses, liabilities, claims, demands, damages, costs, expenses (including reasonable attorneys' fees) and money judgments incurred by or rendered against BioChem or its Affiliates, or any of their officers, directors, employees and agents as a result of services rendered by BioChem under this Agreement. BioChem shall permit CliniChem's attorneys, at CliniChem's discretion and cost, to control the defense of any claims or suits as to which BioChem may be entitled to indemnity hereunder, and BioChem agrees not to settle any such claims or suits without the prior written consent of CliniChem, which consent shall not be unreasonably withheld. BioChem shall have the right to participate, at its own expense and through its own counsel (provided such counsel is reasonably acceptable to CliniChem), in the defense of any such claim or demand to the extent it so desires.

     6.2 NOTICE. BioChem shall give CliniChem prompt notice, in writing, in the manner set forth in Section 8.7 below, of any claim or demand made against BioChem or any of its Affiliates, or any of their officers, directors, employees and agents for which BioChem or any of its Affiliates, or any of their officers, directors, employees and agents may be entitled to indemnification under this Section 6.

7.   FORCE MAJEURE.

     BioChem shall not be liable for failure or delay in performance of any of its obligations hereunder if such failure or delay is due to causes beyond its reasonable control including, without limitation, acts of God, fires, earthquakes, strikes, acts of war, or intervention of any governmental authority, but any such delay or failure shall be remedied by BioChem as soon as possible after the removal of the cause of such failure or delay.

8.   MISCELLANEOUS.

     8.1 AMENDMENT AND WAIVER This Agreement may be amended and any provision of this Agreement may be waived; provided that any such amendment or waiver shall be binding upon a party only if set forth in a writing executed by authorized representatives of such party and referring specifically to the provision alleged to have been amended or waived. A waiver by a party hereto of any terms and conditions of this Agreement in any one instance shall not be deemed or construed to be a waiver of such terms and conditions for any similar instance in the future. No course of dealing between or among any persons having any interest in this Agreement shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement. All rights, remedies, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be a limitation of any other remedy, right, undertaking, obligation or agreement of either party.


     8.2 ASSIGNMENT. Neither party may assign its rights and obligations hereunder without the prior written consent of the other party, which consent may not be unreasonably withheld; provided, however, that BioChem may assign such rights and obligations hereunder to an Affiliate


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of BioChem or any person or entity with which BioChem is merged or consolidated or which acquires all or substantially all of the assets or shares in the share capital of BioChem.

     8.3 DISPUTE RESOLUTION. Any controversy, claim or dispute arising out of or relating to this Agreement, including the interpretation, breach, termination or invalidity thereof (a "Dispute") shall be definitively settled by arbitration, in accordance with the provisions on arbitration found in the Code of Civil Procedure of Quebec (the "CCP").

     Prior to resorting to arbitration, the parties shall refer the Dispute to the Chairman of the Board of BioChem and a director of CliniChem who has not been appointed by BioChem for attempted resolution of such Dispute. The party wishing to initiate negotiations shall send to the other party a notice of negotiation, briefly identifying the object of the Dispute. If the parties fail to resolve a Dispute within thirty (30) days of receipt by the second party of such notice of negotiation, each party shall then have the right to refer such Dispute to arbitration, unless the parties agree in writing to extend such thirty (30) day negotiation period. The seat of arbitration shall be in Montreal and the proceedings shall be in English.

     There shall be three (3) arbitrators. Each party shall appoint one (1) arbitrator, and the two (2) arbitrators thus appointed shall designate the third arbitrator within fifteen (15) days of the appointment of the second arbitrator. The third arbitrator shall serve as President of the arbitral tribunal. Should a party fail to designate an arbitrator within the delay specified in the applicable provisions of the CCP, such arbitrator shall be appointed by the highest ranking officer of the Quebec National and International Commercial Arbitration Centre ("Centre"). The two (2) arbitrators thus appointed shall designate the third arbitrator within fifteen (15) days of the appointment of the second arbitrator, failing which the third arbitrator shall be designated by the Centre.

     The arbitral tribunal shall render any final award or decision within thirty (30) days following the completion of evidence and argument on substantive issues in dispute between the parties. The parties recognize and agree that any award rendered by the arbitral tribunal shall be final and binding on the parties who hereby expressly waive, to the fullest extent permitted by law, all rights of appeal or recourse to any court. The apportionment of costs of any arbitration pursuant to this agreement shall be left to the discretion of the arbitral tribunal. Nothing in this article has the effect, or should be interpreted as having the effect of limiting the right of one of the parties to obtain, from a common law court, a seizure before judgment, an injunction or any other extraordinary recourse as defined by the CCP.

     8.4 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute this Agreement.

     8.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Province of Quebec and the federal laws of Canada applicable therein, and shall be treated in all respects as a Quebec contract.

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     8.6  HEADINGS.  The section headings contained in this Agreement are included for convenience only and form no part of the Agreement between the parties.

     8.7 NOTICES. Notices required under this Agreement shall be in writing and sent by registered or certified mail, postage prepaid, or by facsimile and confirmed by registered or certified mail and addressed as follows:


          IF TO BIOCHEM:
               BioChem Pharma Inc.
               275 Armand-Frappier Blvd.
               Laval, Quebec, Canada H7V 4A7
               Facsimile: (514) 978-7994
               Attention: Vice-President Legal Affairs and Corporate Secretary


          IF TO CLINICHEM:

               CliniChem Development Inc.
               275 Armand-Frappier Blvd.
               Laval, Quebec, Canada H7V 4A7
               Facsimile: (514) 978-7994
               Attention: General Counsel and Secretary

     All notices shall be deemed to be effective upon receipt unless such notice is delivered or transmitted by facsimile, in which case, if it is delivered or transmitted before 4:00 PM on a business day, it shall be deemed to have been given and received on such day; in any other case, it will be deemed to have been given and received on the first business day following the day on which it is delivered or transmitted by facsimile. Either party may change the address at which notice is to be received by written notice pursuant to this Section 8.7.

     8.8 SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, it shall be modified, if possible, to the minimum extent necessary to make it valid and enforceable or, if such modification is not possible, it shall be stricken and the remaining provisions shall remain in full force and effect.

     8.9 RELATIONSHIP OF THE PARTIES. For purposes of this Agreement, CliniChem and BioChem shall be deemed to be independent contractors, and anything in this Agreement to the contrary notwithstanding, nothing herein shall be deemed to constitute CliniChem and BioChem as partners, joint venturers, co-owners, an association or any entity separate and apart from each party itself, nor shall this Agreement constitute any party hereto an employee or agent, legal or otherwise, of the other party for any purposes whatsoever. Neither party hereto is authorized to make any statements or representations on behalf of the other party or in any way obligate the other party, except as expressly authorized in writing by the other party. Anything in this Agreement to the contrary notwithstanding, no party hereto shall assume nor shall be liable for any liabilities or obligations of the other party, whether past, present or future.

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     8.10 SURVIVAL.  The provisions of Sections 4, 6, 8.1, 8.3, 8.5, 8.7,
8.9, and this Section 8.10 shall survive the termination for any reason of this Agreement. Any payments due under this Agreement with respect to any period prior to its termination shall be made notwithstanding the termination of this Agreement. Neither party shall be liable to the other due to the termination of this Agreement as provided herein, whether in loss of good will, anticipated profits or otherwise.

     8.11 ENTIRE AGREEMENT.  This Agreement, the Technology License
Agreement, the Product Option Agreement and the Research and Development Agreement contain the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings whether written or oral, relating to such subject matter.

                           *     *     *     *     *

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.



                                             BIOCHEM PHARMA INC.


                                             By: _______________________________

                                             Title: ____________________________

                                             By: _______________________________

                                             Title: ____________________________


                                             CLINICHEM DEVELOPMENT INC.


                                             By: _______________________________

                                             Title: ____________________________

                                             By: _______________________________

                                             Title: ____________________________



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